President

Section 906 Certification under Sarbanes Oxley Act

I, Brian E. Binder, certify that:

1.	I have reviewed this report, filed on behalf of Government & Agency Securities Portfolio and Tax-Exempt Portfolio, each a series of Cash Account Trust, on Form N-CSR;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

7/7/2016	/s/Brian E. Binder
Brian E. Binder
President

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of Government & Agency Securities Portfolio and Tax-Exempt Portfolio, each a series of Cash Account Trust, on Form N-CSR;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

7/7/2016	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer